SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
     DATED JULY 13, 2011, AS AMENDED MAY 15, 2013 AND MAY 14, 2014, BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                   WESTFIELD CAPITAL MANAGEMENT COMPANY, L.P.

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the Fund in accordance with the following fee schedule:

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FUND                                        ADVISORY FEE
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Westfield Capital Large Cap Growth Fund     0.65% on the first billion, 0.60% on
                                            the next $1 billion and 0.55% on
                                            amounts in excess of $2 billion
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Westfield Capital Dividend Growth Fund     0.75%
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                                                   Acknowledged and Accepted by:
                                      Westfield Capital Management Company, L.P.



                                             /s/ John M. Montgomery
                                             ----------------------
                                             Name: John M. Montgomery
                                             Title: Managing Partner; COO


                                             The Advisors' Inner Circle Fund II



                                            /s/ Dianne M. Descoteaux
                                            ------------------------------------
                                            Name: Dianne M. Descoteaux
                                            Title: VP & Secretary